Exhibit 5.2

[LETTERHEAD OF DAVIS POLK & WARDWELL LLP]

April 27, 2015

CNOOC Limited

65th Floor, Bank of China Tower

One Garden Road, Central

Hong Kong

CNOOC Finance (2015) Australia Pty Ltd

Anchor Legal, Level 6, 105 St Georges Terrace

Perth, Western Australia 6000

Australia

CNOOC Finance (2015) U.S.A. LLC

Corporation Service Company, 2711 Centerville Road

Wilmington, Delaware 19808

United States of America

Ladies and Gentlemen:

We are acting as special United States counsel for CNOOC Finance (2015) Australia Pty Ltd, a proprietary company incorporated under the laws of Victoria, Australia (the “Australian Issuer”), CNOOC Finance (2015) U.S.A. LLC, a Delaware limited liability company (the “Delaware Issuer,” and together with the Australian Issuer, the “2015 Issuers”) and CNOOC Limited, a company incorporated under the laws of Hong Kong (the “Guarantor”), in connection with the Amendment No. 2 to the Registration Statement on Form F-3 (File No. 333-188261) (the “Registration Statement”) filed with the United States Securities and Exchange Commission by the 2015 Issuers and the Guarantor for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Act”), an indeterminate amount of the following securities: (i) the Australian Issuer’s debt securities (the “Australian Debt Securities”), which may be issued pursuant to an indenture (the “Australian Indenture”) among the Australian Issuer, the Guarantor and The Bank of New York Mellon, as trustee, initial paying agent and initial registrar, (ii) the Delaware Issuer’s debt securities (the “Delaware Debt Securities”), which may be issued pursuant to an indenture (the “Delaware Indenture”) among the Delaware Issuer, the Guarantor and The Bank of New York Mellon, as trustee, initial paying agent and initial registrar, and (iii) guarantees by the Guarantor of the Australian Debt Securities (the “Australian Guarantees”) and the Delaware Debt Securities (the “Delaware Guarantees,” and together with the Australian Guarantees, the “Guarantees”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the 2015 Issuers and the Guarantor that we reviewed were and are accurate and (vii) all representations made by the 2015 Issuers and the Guarantor as to matters of fact in the documents that we reviewed were and are accurate.

Based upon and subject to the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1.	Assuming that the Australian Indenture to be entered into in connection with the issuance of any Australian Debt Securities and Australian Guarantees has been duly authorized, executed and delivered by the Australian Issuer and the Guarantor insofar as the laws of Australia and Hong Kong are concerned, respectively, the specific terms of a particular series of Australian Debt Securities and Australian Guarantees have been duly authorized insofar as the laws of Australia and Hong Kong are concerned, respectively, and established in accordance with the provisions of the Australian Indenture, and such Australian Debt Securities and Australian Guarantees have been duly authorized, executed, authenticated, issued and delivered, as the case may be, insofar as the laws of Australia and Hong Kong are concerned, respectively, and in accordance with the provisions of the Australian Indenture and the applicable underwriting or other agreement against payment therefor, when such Australian Debt Securities and Australian Guarantees are executed and authenticated in accordance with the provisions of the Australian Indenture and delivered and paid for pursuant to the applicable underwriting agreement, such Australian Debt Securities and Australian Guarantees will constitute valid and binding obligations of the Australian Issuer and the Guarantor, respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to, (x) the enforceability of any waiver of rights under any usury or stay law, or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Australian Debt Securities to the extent determined to constitute unearned interest.

2.	Assuming that the Delaware Indenture to be entered into in connection with the issuance of any Delaware Debt Securities and Delaware Guarantees has been duly authorized, executed and delivered by the Guarantor insofar as the laws of Hong Kong are concerned, the specific terms of a particular series of the Delaware Debt Securities and the Delaware Guarantees have been duly authorized insofar as the laws of Hong Kong are concerned, and established in accordance with the provisions of the Delaware Indenture, and such Delaware Debt Securities and Delaware Guarantees have been duly authorized, executed, authenticated, issued and delivered, as the case may be, insofar as the laws of Hong Kong are concerned, and in accordance with the provisions of the Delaware Indenture and the applicable underwriting or other agreement against payment therefor, when such Delaware Debt Securities and Delaware Guarantees are executed and authenticated in accordance with the provisions of the Delaware Indenture and delivered and paid for pursuant to the applicable underwriting agreement, such Delaware Debt Securities and Delaware Guarantees will constitute valid and binding obligations of the Delaware Issuer and the Guarantor, respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to, (x) the enforceability of any waiver of rights under any usury or stay law, or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Delaware Debt Securities to the extent determined to constitute unearned interest.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Australian Issuer or the Guarantor, or the Sole Member of the Delaware Issuer, as the case may be, shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) each of the Australian Issuer, the Delaware Issuer and the Guarantor is, and shall remain, validly existing as a company under the laws of Australia, Delaware and Hong Kong, respectively; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Australian Indenture, the Delaware Indenture, the Australian Debt Securities, the Delaware Debt Securities, the Australian Guarantees and the Delaware Guarantees (collectively, the “Documents”) are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Australian Issuer, the Delaware Issuer or the Guarantor); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that the execution, delivery and performance by the Australian Issuer, the Delaware Issuer and the Guarantor of any security whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Australian Issuer, the Delaware Issuer or the Guarantor.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the Limited Liability Company Act of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the 2015 Issuers or the Guarantor, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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